Exhibit 99.1

LIXTE Biotechnology Announces Closing of $3.5 Million Registered Direct Offering and Concurrent Private Placement Priced At-the-Market under Nasdaq Rules

PASADENA, CA, July 20, 2023 (GLOBE NEWSWIRE) — LIXTE Biotechnology Holdings, Inc. (Nasdaq: LIXT and LIXTW) (“LIXTE” or the “Company”) today announced the closing of its previously announced registered direct offering of 583,334 shares of common stock (or common stock equivalents in lieu thereof) and concurrent private placement of common warrants to purchase up to 583,334 shares of common stock (together with the registered direct offering, the “Offering”) at a purchase price of $6.00 per common share, priced “at-the-market” under Nasdaq rules. The common warrants issued pursuant to the concurrent private placement have an exercise price of $6.00 per share, are exercisable immediately upon issuance and will expire 5 years from issuance.

The gross proceeds from the offering were approximately $3,500,000, excluding any proceeds that may be received upon the exercise of the warrants and before deducting placement agent fees and other offering expenses payable by the Company.

A.G.P./Alliance Global Partners acted as sole placement agent for the Offering.

The common stock and common stock equivalents in lieu thereof were issued in a registered direct offering pursuant to an effective shelf registration statement on Form S-3 (File No. 333-252430) previously filed with the U.S. Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the SEC on February 5, 2021. The common warrants were issued in a concurrent private placement. A prospectus supplement describing the terms of the proposed registered direct offering was filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, New York 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

The private placement of the common warrants was made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D thereunder. Accordingly, the securities issued in the concurrent private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About LIXTE Biotechnology Holdings, Inc.

LIXTE Biotechnology Holdings, Inc. is a clinical-stage pharmaceutical company focused on new targets for cancer drug development and developing and commercializing cancer therapies. LIXTE has achieved a breakthrough demonstrating that its first-in-class lead clinical PP2A inhibitor, LB-100, is well-tolerated in cancer patients at doses associated with anti-cancer activity. Based on extensive published preclinical data (see www.lixte.com), LB-100 has the potential to significantly improve outcomes for patients undergoing various chemotherapies or immunotherapies. LIXTE’s new approach has no known competitors and is covered by a comprehensive patent portfolio. Initial proof-of-concept clinical trials are in progress.

Forward-Looking Statements

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position and business strategy are forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology. The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash resources, research results, competition from other similar businesses, and market and general economic factors. This discussion should be read in conjunction with the Company’s filings with the United States Securities and Exchange Commission at http://www.sec.gov/edgar.shtml.

For more information about LIXTE, contact:

info@lixte.com

General Phone: (631) 830-7092

Investor Phone: (888) 289-5533

or

PondelWilkinson Inc. Investor Relations

pwinvestor@pondel.com

Roger Pondel: (310) 279-5965

Laurie Berman: (310) 279-5962

Source: Lixte Biotechnology Holdings, Inc.

Released July 20, 2023